Exhibit 99.1

FOR IMMEDIATE RELEASE                            October 25, 2018

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq - MOFG) today reported its financial results for the third quarter of 2018. Net income for the third quarter of 2018 was $6.8 million, or $0.55 per diluted common share, compared to net income of $8.2 million, or $0.67 per diluted common share, for the second quarter of 2018 (the “linked quarter”) and net income of $6.3 million, or $0.52 per diluted common share for the prior year period. The decrease in net income from the linked quarter was primarily due to higher noninterest expense partially offset by higher noninterest income and a lower provision for loan losses. The increase from the prior year period was primarily due to a lower provision for loan losses partially offset by lower net interest income and higher noninterest expense. Noninterest expense during the quarter was negatively impacted by the following:

•	$605 thousand of professional fees related to our planned merger with ATBancorp;
•$585 thousand of occupancy expenses related to the write-down of a former branch facility; and

•	$274 thousand in compensation costs stemming from the retirement of the Company’s Chief Credit Officer, which was effective August 31, 2018.
The combination of those charges reduced diluted earnings per share by approximately $0.10.
“Third quarter results were impacted by several items - some were related to the recently announced ATBancorp transaction and others were non-recurring expenses,” Charles Funk, President and CEO, commented. “Our underlying business fundamentals remain solid. Although we experienced lower than expected loan growth in the third quarter, we expect a rebound in the fourth quarter.”
FINANCIAL HIGHLIGHTS

	As of or For the Three Months Ended			As of or For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
	(Dollars in thousands, except per share amounts)
Net income	$6,778	$8,156	$6,342	$22,727	$20,289
Diluted earnings per share	0.55	0.67	0.52	1.86	1.69
Return on average assets-annualized	0.83%	1.01%	0.81%	0.94%	0.88%
Return on average equity-annualized	7.72%	9.55%	7.29%	8.84%	8.20%
Return on average tangible equity-annualized(1)	10.45%	12.91%	10.06%	12.00%	11.47%

Net interest margin (tax equivalent)(1)	3.56%	3.65%	3.85%	3.64%	3.85%
Yield on average loans (tax equivalent)(1)	4.74%	4.76%	4.76%	4.74%	4.74%
Cost of average total deposits	0.70%	0.62%	0.46%	0.63%	0.45%
Efficiency ratio(1)	68.58%	60.76%	56.69%	63.30%	58.78%

Total assets	$3,267,965	$3,276,277	$3,144,199	$3,267,965	$3,144,199
Loans held for investment	2,377,649	2,364,035	2,263,811	2,377,649	2,263,811
Total deposits	2,632,259	2,604,201	2,490,415	2,632,259	2,490,415

Equity to assets ratio	10.69%	10.57%	11.02%	10.69%	11.02%
Tangible equity/tangible assets(1)	8.61%	8.48%	8.84%	8.61%	8.84%
Book value per share	$28.57	$28.33	$28.36	$28.57	$28.36
Tangible book value per share(1)	22.50	22.22	22.20	22.50	22.20
Loan to deposit ratio	90.33%	90.78%	90.90%	90.33%	90.90%

(1) Non-GAAP measure. See pages 12-14 for a detailed explanation.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income
Net interest income decreased slightly in the third quarter of 2018 to $26.4 million from $26.6 million in the linked quarter and $26.5 million in the prior year period. Loan interest income increased primarily due to the effect of higher loan volumes but was negatively impacted by the reversal of $313 thousand from nonaccrual loans, which resulted in a 4 basis point drop in the quarter’s net interest margin. In addition, discount accretion from acquired loans decreased to $605 thousand from $783 thousand in the linked quarter and $1.3 million in the prior year period.
The cost of average total deposits in the third quarter of 2018, was 0.70% compared to 0.62% and 0.46% in the linked and prior year periods, respectively. The increase reflects the higher rates paid to attract and retain deposits in light of recent market rate increases and the competitive market for deposits.
The tax equivalent net interest margin decreased to 3.56% from 3.65% in the linked period and 3.85% in the prior year period as increases in the cost of interest-bearing liabilities outpaced the benefit from higher average loan rates. In addition, the current year margins reflect the impact from the reduction in the federal income tax rate from 35% to 21%.
Mr. Funk commented, “Deposit competition remains intense. That said, our new business development activity in deposit generation has increased over the past thirty days. The net interest margin was negatively impacted by a reversal of interest, primarily from two loans placed on nonaccrual during the period.”
Provision for Loan Losses
For the third quarter of 2018, the provision for loan losses was $950 thousand, a decrease of $300 thousand and $3.4 million from the linked and prior year periods, respectively. The decreased provision from the prior year period was primarily due to the recognition of individual impairments against certain large credits last year with no similarly large impairments in the third quarter of 2018.
Noninterest Income
Noninterest income for the third quarter of 2018 increased $497 thousand, or 9.1%, from the linked quarter and was flat from the prior year period. The increase from the linked quarter was primarily due to gains recognized in connection with the sales of certain tax-exempt municipal securities and certain foreclosed assets. The investment security sales were completed to take advantage of favorable market pricing for those securities. From the prior year period, trust, investment and insurance fees increased $72 thousand, or 5.0%, to $1.5 million for the third quarter of 2018 primarily from increased trust services activity. Service charges and fees on deposit accounts decreased $147 thousand, or 11.4%, to $1.1 million primarily from lower overdraft charges on deposit accounts. Loan origination and servicing fees reflected the lower level of mortgage loans originated and sold on the secondary market which was a result of the general decrease in mortgage activity in the Company’s markets.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
Noninterest Income	2018	2018	2017
	(In thousands)
Trust, investment, and insurance fees	$1,526	$1,537	$1,454
Service charges and fees on deposit accounts	1,148	1,158	1,295
Loan origination and servicing fees	891	906	1,012
Other service charges and fees	1,502	1,582	1,625
Bank-owned life insurance	399	397	344
Investment securities gains (losses), net	192	(4)	176
Other	326	(89)	10
Total noninterest income	$5,984	$5,487	$5,916
Noninterest Expense
Noninterest expense for the third quarter of 2018 increased $2.3 million, or 11%, from the linked quarter. Linked quarter increases were driven by salaries and employee benefits, occupancy charges and professional fees. Salaries and employee benefits increased $826 thousand primarily from increased incentives and commissions of $272 thousand, approximately $274 thousand related to the retirement of the Company’s Chief Credit Officer, and employee relocation costs of $100 thousand. Occupancy and equipment, net reflected the $585 thousand write-down of a former Minnesota branch facility. Finally, professional fees were impacted by $605 thousand of costs related to our planned merger with ATBancorp and increased credit-related legal fees.
Noninterest expense increased $3.1 million from the prior year period. Salaries and employee benefits increased $1.0 million, or 8.4%, due to annual salary adjustments and the compensation-related items described above. Professional fees increased $928 thousand, or 99.5%, from the prior year period mainly due to the $605 thousand of ATBancorp merger-related charges, and credit-related legal fees. Occupancy and equipment expense, net, increased $965 thousand, or 32.3%, to $4.0 million from the third quarter of 2017, due primarily to increased building rental and depreciation expenses as well as the aforementioned branch facility write-down. Partially offsetting these increases, amortization of intangible asset expense decreased $212 thousand between the two periods as those intangibles are amortized on an accelerated basis.
The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
Noninterest Expense	2018	2018	2017
	(In thousands)
Salaries and employee benefits	$13,051	$12,225	$12,039
Occupancy and equipment, net	3,951	3,238	2,986
Professional fees	1,861	959	933
Data processing	697	691	723
FDIC insurance	393	392	238
Amortization of intangibles	547	589	759
Other	2,311	2,437	2,066
Total noninterest expense	$22,811	$20,531	$19,744
Income Taxes
Income tax expense was $1.8 million for the third quarter of 2018 compared to $1.9 million for the same period in 2017. The decrease in income tax expense was primarily due to the reduction in the maximum corporate federal income tax rate to 21% for 2018 compared to 35% for 2017 as a result of the Tax Cuts and Jobs Act enacted by the U.S. government on December 22, 2017.
BALANCE SHEET HIGHLIGHTS
Loans Held for Investment
Loans held for investment, net of unearned income, increased $91.0 million, or 4.0%, from $2.29 billion at December 31, 2017, to $2.38 billion at September 30, 2018. Loan portfolio segments experiencing the largest increases were commercial real estate and commercial and industrial. As of September 30, 2018, commercial real estate loans comprised approximately 53% of the loan portfolio. Commercial and industrial loans was the next largest category at 22% of total loans, followed by residential real estate loans at 19%, agricultural loans at 4%, and consumer loans at 2%.

The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

	September 30,	June 30,	December 31,
Loans Held for Investment	2018	2018	2017
	(In thousands)
Commercial and industrial	$523,333	$512,357	$503,624
Agricultural	103,207	103,429	105,512
Commercial real estate
Construction and development	223,324	206,269	165,276
Farmland	85,735	88,761	87,868
Multifamily	126,663	129,659	134,506
Other	818,068	819,205	784,321
Total commercial real estate	1,253,790	1,243,894	1,171,971
Residential real estate
One-to-four family first liens	342,755	350,281	352,226
One-to-four family junior liens	115,768	117,138	117,204
Total residential real estate	458,523	467,419	469,430
Consumer	38,796	36,936	36,158
Total loans held for investment, net of unearned income	$2,377,649	$2,364,035	$2,286,695
Allowance for Loan Losses
The following table shows the changes to the allowance for loan losses for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Allowance for Loan Losses Roll Forward	2018	2018	2017	2018	2017
	(In thousands)
Beginning balance	$30,800	$29,671	$22,510	$28,059	$21,850
Charge-offs	(817)	(291)	(978)	(1,584)	(2,737)
Recoveries	345	170	594	753	732
Net charge-offs	(472)	(121)	(384)	(831)	(2,005)
Provision for credit losses	950	1,250	4,384	4,050	6,665
Ending balance	$31,278	$30,800	$26,510	$31,278	$26,510
Deposits and Borrowings
Total deposits at September 30, 2018, were $2.63 billion, an increase of $26.9 million from December 31, 2017. The mix of deposits saw increases between December 31, 2017 and September 30, 2018 of $23.4 million, or 3.3%, in certificates of deposit, and $8.8 million, or 0.7%, in interest-bearing checking deposits. These increases were partially offset by a decrease of $3.4 million, or 0.7%, in non-interest-bearing demand deposits, and $1.8 million, or 0.9%, in savings deposits between the two dates.
The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30,	June 30,	December 31,
Deposit Composition	2018	2018	2017
	(In thousands)
Noninterest-bearing demand	$458,576	$469,862	$461,969
Interest checking	691,743	654,094	687,434
Money market	545,179	529,290	540,678
Savings	211,591	216,866	213,430
Total non-maturity deposits	1,907,089	1,870,112	1,903,511
Time deposits less than $100,000	348,099	341,584	324,681
Time deposits of $100,000 to $250,000	174,459	172,579	158,259
Time deposits of $250,000 and over	202,612	219,926	218,868
Total time deposits	725,170	734,089	701,808
Total deposits	$2,632,259	$2,604,201	$2,605,319

Between December 31, 2017 and September 30, 2018, federal funds purchased rose $18.1 million, to $19.1 million compared to $1.0 million, while securities sold under agreements to repurchase declined $27.3 million, due to normal cash need fluctuations by customers. FHLB borrowings rose $28.0 million or 24.3%, between the two dates. The overall increase in borrowings was the result of growth in the loan portfolio exceeding deposit growth. At September 30, 2018, long-term debt had an outstanding balance of $8.8 million, a decrease of $3.8 million, or 30.0%, from December 31, 2017, due to normal scheduled repayments.
CREDIT QUALITY
Nonaccrual loans increased $6.1 million between December 31, 2017 and September 30, 2018, primarily due to $8.7 million being added to nonaccrual status, partially offset by $1.8 million of payments and net charge-offs of $0.8 million. The balance of loans modified in a troubled debt restructuring (“TDRs”) decreased $1.5 million from year-end 2017, primarily due to payments of $1.2 million, and $265 thousand of performing TDRs transferred to non-disclosed status. Loans 90 days or more past due and still accruing interest were largely unchanged between December 31, 2017, and September 30, 2018. At September 30, 2018, net foreclosed assets totaled $549 thousand, down from $2.0 million at December 31, 2017. During the first nine months of 2018, the Company had a net decrease of 17 properties from foreclosed assets. As of September 30, 2018, the allowance for loan losses was $31.3 million, or 1.32% of total loans, compared with $28.1 million, or 1.23% of total loans at December 31, 2017.
Mr. Funk commented, “While our nonaccrual loans increased, the necessary reserve set aside for these loans had been identified in prior periods. The allowance for loan losses to nonaccrual loans remains strong at 149%.”
The following table presents selected loan credit quality metrics as of the dates indicated:

	September 30,	June 30,	December 31,	September 30,
Credit Quality Metrics	2018	2018	2017	2017
	(dollars in thousands)
Nonaccrual loans held for investment	$20,929	$13,067	$14,784	$19,871
Performing troubled debt restructured loans held for investment	7,354	8,362	8,870	5,531
Accruing loans contractually past due 90 days or more	171	151	207	486
Foreclosed assets, net	549	676	2,010	1,343
Total nonperforming assets	$29,003	$22,256	$25,871	$27,231
Allowance for loan losses	31,278	30,800	28,059	26,510
Provision for loan losses (for the quarter)	950	1,250	10,669	4,384
Net charge-offs (for the quarter)	472	121	9,120	384
Net charge-offs to average loans held for investment (for the quarter)	0.08%	0.02%	1.60%	0.07%
Allowance for loan losses to loans held for investment	1.32%	1.30%	1.23%	1.17%
Allowance for loan losses to nonaccrual loans held for investment	149.45%	235.71%	189.79%	133.41%
Nonaccrual loans held for investment to loans held for investment	0.88%	0.55%	0.65%	0.88%
CORPORATE UPDATE
Proposed Merger with ATBancorp
On August 21, 2018, the Company entered into a merger agreement with ATBancorp, an Iowa corporation, pursuant to which ATBancorp will merge with and into the Company. In connection with the merger, American Trust & Savings Bank, an Iowa-chartered bank, and American Bank & Trust of Wisconsin, a Wisconsin-chartered bank, both of which are wholly-owned subsidiaries of ATBancorp, will become wholly-owned subsidiaries of the Company. After the merger is completed, these banks will be merged into MidWestOne Bank, which will continue as the surviving bank. The corporate headquarters of the combined company will be in Iowa City, Iowa.
Subject to the terms and conditions of the merger agreement, each share of common stock of ATBancorp will automatically be converted into the right to receive (i) 117.55 shares of common stock of the Company, and (ii) $992.51 in cash, subject to certain adjustments as described in the merger agreement. The merger is anticipated to be completed in the first quarter of 2019.
For further information, please refer to the Current Report on Form 8-K filed by the Company with the SEC on August 22, 2018.

Mr. Funk commented, “Our pending acquisition of ATBancorp is progressing on schedule. We look forward to combining these two companies together for the benefit of our customers, the communities we serve, and our shareholders by expanding our platform of financial services.”
Quarterly Cash Dividend Declared
On October 16, 2018, the Company’s board of directors declared a quarterly cash dividend of $0.195 per common share, the same as the dividend paid in the previous two quarters. The dividend is payable December 17, 2018, to shareholders of record at the close of business on December 1, 2018. At this quarterly rate, the indicated annual cash dividend is equal to $0.78 per common share.
New Share Repurchase Plan Approved
On October 16, 2018, the Company’s board of directors approved a new share repurchase program, allowing for the repurchase of up to $5.0 million of stock through December 31, 2020. The new repurchase program replaces the Company’s prior repurchase program, pursuant to which the Company had bought 33,998 shares for approximately $1.1 million since the plan was announced in July 2016. The prior program had authorized the repurchase of $5.0 million of stock and was due to expire December 31, 2018. There were no shares repurchased in the third quarter of 2018.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m., CDT, on Friday, October 26, 2018. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until January 26, 2019, by calling 877-344-7529 and using the replay access code of 10114836. A transcript of the call will also be available on the company’s web site (www.midwestone.com) within three business days of the event.
ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne Financial is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.com. MidWestOne Financial trades on the Nasdaq Global Select Market under the symbol “MOFG”.
Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the provision for loan losses, and a reduction in net earnings; (2) the risk of mergers, including with ATBancorp, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (3) our management’s ability to reduce and effectively manage interest rate risk and the impact of interest rates in general on the volatility of our net interest income; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages; (8) the ability to attract and retain key executives and employees experienced in banking and financial services; (9) the sufficiency of the allowance for loan losses to absorb the amount of actual losses inherent in our existing loan portfolio; (10) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (11) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (12) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, and other financial institutions operating in our markets or elsewhere or providing similar services; (13) the failure of assumptions underlying the establishment of allowances for loan losses and estimation of values of collateral and various financial assets and liabilities; (14) volatility of rate-sensitive deposits; (15) operational risks, including data processing system failures or fraud; (16) asset/liability matching risks and liquidity risks; (17) the costs, effects and outcomes of existing or future litigation; (18) changes in general economic or industry conditions, nationally, internationally or in the communities in which we conduct business; (19) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (20) war or terrorist activities which may cause further deterioration in the economy or cause instability in credit markets; (21) cyber-attacks; (22) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (23) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.
Additional Information and Where You Can Find It
The Company filed a preliminary proxy statement with the SEC in connection with the proposed transaction with ATBancorp on October 19, 2018, and will mail a definitive proxy statement and other relevant materials to the Company’s shareholders. Shareholders are advised to read the preliminary proxy statement, and, when available, any amendments thereto, and the definitive proxy statement because these documents contain and will contain important information about the Company, ATBancorp and the proposed transaction. When filed, these documents and other documents relating to the proposed transaction filed by the Company can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing the Company’s website at www.midwestone.com under the tab “About MidWestOne Financial Group” and then under “SEC Filings - Documents.” Alternatively, these documents, when available, can be obtained free of charge from MidWestOne upon written request to MidWestOne Financial Group, Inc., Attention: Barry Ray, P.O. Box 1700, Iowa City, IA 52244 or by calling (319) 356-5800.
Participants in Solicitation
The Company, certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction with ATBancorp under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of the Company relating to its 2018 Annual Meeting of Shareholders filed with the SEC by the Company on March 9, 2018. This definitive proxy statement can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed by the Company with the SEC in conjunction with the proposed transaction (when they become available).

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	December 31,
	2018	2018	2017
	(In thousands)
ASSETS
Cash and due from banks	$49,229	$41,547	$44,818
Interest-earning deposits in banks	4,150	1,717	5,474
Federal funds sold	—	—	680
Total cash and cash equivalents	53,379	43,264	50,972
Equity securities at fair value	2,797	2,809	2,336
Debt securities available for sale at fair value	407,766	438,312	445,324
Held to maturity securities at amortized cost	191,733	192,896	195,619
Loans held for sale	1,124	1,528	856
Loans held for investment, net of unearned income	2,377,649	2,364,035	2,286,695
Allowance for loan losses	(31,278)	(30,800)	(28,059)
Loans held for investment, net	2,346,371	2,333,235	2,258,636
Premises and equipment, net	76,497	78,106	75,969
Goodwill	64,654	64,654	64,654
Other intangible assets, net	10,378	10,925	12,046
Foreclosed assets, net	549	676	2,010
Other	112,717	109,872	103,849
Total assets	$3,267,965	$3,276,277	$3,212,271
LIABILITIES
Non-interest-bearing deposits	$458,576	$469,862	$461,969
Interest-bearing deposits	2,173,683	2,134,339	2,143,350
Total deposits	2,632,259	2,604,201	2,605,319
Federal funds purchased	19,056	52,421	1,000
Securities sold under agreements to repurchase	68,922	75,046	96,229
Federal Home Loan Bank borrowings	143,000	143,000	115,000
Junior subordinated notes issued to capital trusts	23,865	23,841	23,793
Long-term debt	8,750	10,000	12,500
Other	22,924	21,567	18,126
Total liabilities	2,918,776	2,930,076	2,871,967
SHAREHOLDERS' EQUITY
Common stock	12,463	12,463	12,463
Additional paid-in capital	187,581	187,304	187,486
Treasury stock	(5,474)	(5,474)	(5,121)
Retained earnings	163,709	159,315	148,078
Accumulated other comprehensive loss	(9,090)	(7,407)	(2,602)
Total shareholders' equity	349,189	346,201	340,304
Total liabilities and shareholders' equity	$3,267,965	$3,276,277	$3,212,271

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
	(In thousands, except per share data)
Interest income
Loans	$28,088	$27,486	$26,206	$82,141	$76,135
Taxable securities	2,965	2,940	2,589	8,793	7,897
Tax-exempt securities	1,395	1,528	1,547	4,452	4,699
Deposits in banks and federal funds sold	12	19	19	39	51
Total interest income	32,460	31,973	30,361	95,425	88,782
Interest expense
Deposits	4,625	4,009	2,900	12,170	8,369
Federal funds purchased	144	211	81	480	152
Securities sold under agreements to repurchase	173	144	53	451	125
Federal Home Loan Bank borrowings	741	615	474	1,873	1,321
Other borrowings	3	4	3	9	9
Junior subordinated notes issued to capital trusts	313	307	243	878	704
Long-term debt	100	102	115	309	338
Total interest expense	6,099	5,392	3,869	16,170	11,018
Net interest income	26,361	26,581	26,492	79,255	77,764
Provision for loan losses	950	1,250	4,384	4,050	6,665
Net interest income after provision for loan losses	25,411	25,331	22,108	75,205	71,099
Noninterest income
Trust, investment, and insurance fees	1,526	1,537	1,454	4,703	4,594
Service charges and fees on deposit accounts	1,148	1,158	1,295	3,474	3,835
Loan origination and servicing fees	891	906	1,012	2,738	2,532
Other service charges and fees	1,502	1,582	1,625	4,464	4,580
Bank-owned life insurance	399	397	344	1,229	990
Investment securities gains (losses), net	192	(4)	176	197	239
Other	326	(89)	10	338	66
Total noninterest income	5,984	5,487	5,916	17,143	16,836
Noninterest expense
Salaries and employee benefits	13,051	12,225	12,039	37,647	35,712
Occupancy and equipment, net	3,951	3,238	2,986	10,440	9,323
Professional fees	1,861	959	933	3,614	2,991
Data processing	697	691	723	2,076	1,982
FDIC insurance	393	392	238	1,104	957
Amortization of intangibles	547	589	759	1,793	2,412
Other	2,311	2,437	2,066	7,026	6,666
Total noninterest expense	22,811	20,531	19,744	63,700	60,043
Income before income tax expense	8,584	10,287	8,280	28,648	27,892
Income tax expense	1,806	2,131	1,938	5,921	7,603
Net income	$6,778	$8,156	$6,342	$22,727	$20,289
Earnings per common share
Basic	0.55	0.67	0.52	1.86	1.69
Diluted	0.55	0.67	0.52	1.86	1.69
Weighted average basic common shares outstanding	12,221	12,218	12,219	12,221	11,978
Weighted average diluted common shares outstanding	12,240	12,230	12,239	12,238	12,000
Dividends paid per common share	0.195	0.195	0.17	0.585	0.50

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(In thousands)
ASSETS
Cash and due from banks	$49,229	$41,547	$39,929	$44,818	$39,113
Interest-earning deposits in banks	4,150	1,717	2,467	5,474	2,988
Federal funds sold	—	—	—	680	—
Total cash and cash equivalents	53,379	43,264	42,396	50,972	42,101
Equity securities at fair value	2,797	2,809	2,815	2,336
Debt securities available for sale at fair value	407,766	438,312	446,087	445,324	427,241
Held to maturity securities at amortized cost	191,733	192,896	194,617	195,619	183,304
Loans held for sale	1,124	1,528	870	856	612
Loans held for investment, net of unearned income	2,377,649	2,364,035	2,326,158	2,286,695	2,263,811
Allowance for loan losses	(31,278)	(30,800)	(29,671)	(28,059)	(26,510)
Loans held for investment, net	2,346,371	2,333,235	2,296,487	2,258,636	2,237,301
Premises and equipment, net	76,497	78,106	77,552	75,969	75,036
Goodwill	64,654	64,654	64,654	64,654	64,654
Other intangible assets, net	10,378	10,925	11,389	12,046	12,759
Foreclosed assets, net	549	676	1,001	2,010	1,343
Other	112,717	109,872	103,774	103,849	99,848
Total assets	$3,267,965	$3,276,277	$3,241,642	$3,212,271	$3,144,199
LIABILITIES
Non-interest-bearing deposits	$458,576	$469,862	$450,168	$461,969	$477,376
Interest-bearing deposits	2,173,683	2,134,339	2,181,753	2,143,350	2,013,039
Total deposits	2,632,259	2,604,201	2,631,921	2,605,319	2,490,415
Federal funds purchased	19,056	52,421	25,573	1,000	16,708
Securities sold under agreements to repurchase	68,922	75,046	67,738	96,229	87,964
Federal Home Loan Bank borrowings	143,000	143,000	123,000	115,000	145,000
Junior subordinated notes issued to capital trusts	23,865	23,841	23,817	23,793	23,768
Long-term debt	8,750	10,000	11,250	12,500	13,750
Other	22,924	21,567	16,966	18,126	20,031
Total liabilities	2,918,776	2,930,076	2,900,265	2,871,967	2,797,636
SHAREHOLDERS' EQUITY
Common stock	12,463	12,463	12,463	12,463	12,463
Additional paid-in capital	187,581	187,304	187,188	187,486	187,296
Treasury stock	(5,474)	(5,474)	(5,612)	(5,121)	(5,141)
Retained earnings	163,709	159,315	153,542	148,078	151,280
Accumulated other comprehensive income (loss)	(9,090)	(7,407)	(6,204)	(2,602)	665
Total shareholders' equity	349,189	346,201	341,377	340,304	346,563
Total liabilities and shareholders' equity	$3,267,965	$3,276,277	$3,241,642	$3,212,271	$3,144,199

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(In thousands, except per share data)
Interest income
Loans	$28,088	$27,486	$26,567	$26,231	$26,206
Taxable securities	2,965	2,940	2,888	2,676	2,589
Tax-exempt securities	1,395	1,528	1,529	1,540	1,547
Deposits in banks and federal funds sold	12	19	8	91	19
Total interest income	32,460	31,973	30,992	30,538	30,361
Interest expense
Deposits	4,625	4,009	3,536	3,120	2,900
Federal funds purchased	144	211	125	19	81
Securities sold under agreements to repurchase	173	144	134	116	53
Federal Home Loan Bank borrowings	741	615	517	517	474
Other borrowings	3	4	2	3	3
Junior subordinated notes issued to capital trusts	313	307	258	245	243
Long-term debt	100	102	107	107	115
Total interest expense	6,099	5,392	4,679	4,127	3,869
Net interest income	26,361	26,581	26,313	26,411	26,492
Provision for loan losses	950	1,250	1,850	10,669	4,384
Net interest income after provision for loan losses	25,411	25,331	24,463	15,742	22,108
Noninterest income
Trust, investment, and insurance fees	1,526	1,537	1,640	1,595	1,454
Service charges and fees on deposit accounts	1,148	1,158	1,168	1,291	1,295
Loan origination and servicing fees	891	906	941	889	1,012
Other service charges and fees	1,502	1,582	1,380	1,412	1,625
Bank-owned life insurance	399	397	433	398	344
Investment securities gains (losses), net	192	(4)	9	2	176
Other	326	(89)	101	(53)	10
Total noninterest income	5,984	5,487	5,672	5,534	5,916
Noninterest expense
Salaries and employee benefits	13,051	12,225	12,371	12,152	12,039
Occupancy and equipment, net	3,951	3,238	3,251	2,982	2,986
Professional fees	1,861	959	794	971	933
Data processing	697	691	688	692	723
FDIC insurance	393	392	319	308	238
Amortization of intangibles	547	589	657	713	759
Other	2,311	2,437	2,278	2,275	2,066
Total noninterest expense	22,811	20,531	20,358	20,093	19,744
Income before income tax expense	8,584	10,287	9,777	1,183	8,280
Income tax expense	1,806	2,131	1,984	2,773	1,938
Net income (Loss)	$6,778	$8,156	$7,793	$(1,590)	$6,342
Earnings per common share
Basic	0.55	0.67	0.64	(0.13)	0.52
Diluted	0.55	0.67	0.64	(0.13)	0.52
Weighted average basic common shares outstanding	12,221	12,218	12,223	12,219	12,219
Weighted average diluted common shares outstanding	12,240	12,230	12,242	12,247	12,239
Dividends paid per common share	0.195	0.195	0.195	0.17	0.17

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans (1)(2)	$2,375,100	$28,358	4.74%	$2,337,216	$27,744	4.76%	$2,219,355	$26,652	4.76%
Investment securities:
Taxable securities	426,674	2,965	2.76%	438,569	2,940	2.69	417,896	2,589	2.46%
Tax exempt securities (3)	200,577	1,760	3.48%	215,461	1,929	3.59	217,535	2,367	4.32%
Total investment securities	627,251	4,725	2.99%	654,030	4,869	2.99	635,431	4,956	3.09%
Federal funds sold and interest-earning deposits in banks	2,541	12	1.87%	4,271	19	1.78	3,929	19	1.92%
Total interest-earning assets	$3,004,892	33,095	4.37%	$2,995,517	32,632	4.37%	$2,858,715	31,627	4.39%
Cash and due from banks	36,759			35,761			35,774
Premises and equipment	77,476			78,013			74,962
Allowance for loan losses	(31,441)			(30,193)			(23,054)
Other assets	170,597			167,204			155,951
Total assets	$3,258,283			$3,246,302			$3,102,348
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings and interest-bearing demand deposits	$1,425,768	1,685	0.47%	$1,431,642	1,354	0.38%	$1,345,525	966	0.28%
Certificates of deposit	729,795	2,940	1.60%	721,293	2,655	1.48%	676,143	1,934	1.13%
Total deposits	2,155,563	4,625	0.85%	2,152,935	4,009	0.75%	2,021,668	2,900	0.57%
Federal funds purchased and securities sold under agreements to repurchase	99,254	317	1.27%	109,752	355	1.30%	95,387	134	0.56%
Federal Home Loan Bank borrowings	143,326	741	2.05%	130,967	615	1.88%	111,576	474	1.69%
Long-term debt and junior subordinated notes issued to capital trusts	35,109	416	4.70%	36,321	413	4.56%	40,057	361	3.58%
Total borrowed funds	277,689	1,474	2.11%	277,040	1,383	2.00%	247,020	969	1.56%
Total interest-bearing liabilities	$2,433,252	6,099	0.99%	$2,429,975	5,392	0.89%	$2,268,688	3,869	0.68%
Demand deposits	453,124			454,659			466,485
Other liabilities	23,776			18,956			22,214
Shareholders’ equity	348,131			342,712			344,961
Total liabilities and shareholders’ equity	$3,258,283			$3,246,302			$3,102,348
Net interest income(4)		$26,996			$27,240			$27,758
Net interest spread(4)			3.38%			3.48%			3.71%
Net interest margin(4)			3.56%			3.65%			3.85%
Total deposits(5)	$2,608,687	$4,625	0.70%	$2,607,594	$4,009	0.62%	$2,488,153	$2,900	0.46%
Funding sources(6)	$2,886,376	$6,099	0.84%	$2,884,634	$5,392	0.74%	$2,735,173	$3,869	0.56%

(1) Non-accrual loans have been included in average loans, net of unearned income. Amortized net deferred loans and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loans fees was $(128) thousand, $(102) thousand, and $(99) thousand for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively. Accretion of unearned purchase discounts was $605 thousand, $783 thousand, and $1,301 thousand for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively.
(2) Includes tax-equivalent adjustments of $270 thousand, $258 thousand, and $446 thousand for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively. The federal statutory tax rate utilized was 21% for the 2018 periods and 35% for the 2017 period.
(3) Includes tax-equivalent adjustments of $365 thousand, $401 thousand, and $820 thousand for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively. The federal statutory tax rate utilized was 21% for the 2018 periods and 35% for the 2017 period.
(4) Tax equivalent.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

Non-GAAP Presentations:
Certain non-GAAP ratios and amounts are provided to evaluate and measure the Company’s operating performance and financial condition, including tangible book value per share, the tangible equity to tangible assets ratio, return on average tangible equity, net interest margin, and the efficiency ratio. Management believes this data provides investors with pertinent information regarding the Company’s profitability, financial condition and capital adequacy and how management evaluates such metrics internally.  The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	As of	As of	As of	As of	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(unaudited, dollars in thousands, except per share data)	2018	2018	2018	2017	2017
Tangible Equity
Total shareholders’ equity	$349,189	$346,201	$341,377	$340,304	$346,563
Plus: Deferred tax liability associated with intangibles	786	924	1,073	1,241	2,141
Less: Intangible assets, net	(75,032)	(75,579)	(76,043)	(76,700)	(77,413)
Tangible equity	$274,943	$271,546	$266,407	$264,845	$271,291
Tangible Assets
Total assets	$3,267,965	$3,276,277	$3,241,642	$3,212,271	$3,144,199
Plus: Deferred tax liability associated with intangibles	786	924	1,073	1,241	2,141
Less: Intangible assets, net	(75,032)	(75,579)	(76,043)	(76,700)	(77,413)
Tangible assets	$3,193,719	$3,201,622	$3,166,672	$3,136,812	$3,068,927
Common shares outstanding	12,221,107	12,221,107	12,214,942	12,219,611	12,218,528
Tangible Book Value Per Share	$22.50	$22.22	$21.81	$21.67	$22.20
Tangible Equity/Tangible Assets	8.61%	8.48%	8.41%	8.44%	8.84%

	For the Three Months Ended			For the Nine Months Ended
(unaudited, dollars in thousands)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net Income	$6,778	$8,156	$6,342	$22,727	$20,289
Plus: Intangible amortization, net of tax(1)	432	465	493	1,416	1,568
Adjusted net income	$7,210	$8,621	$6,835	$24,143	$21,857
Average Tangible Equity
Average total shareholders’ equity	$348,131	$342,712	$344,961	$343,825	$330,682
Plus: Average deferred tax liability associated with intangibles	852	996	2,282	1,000	2,585
Less: Average intangible assets, net of amortization	(75,292)	(75,780)	(77,775)	(75,799)	(78,550)
Average tangible equity	$273,691	$267,928	$269,468	$269,026	$254,717
Return on Average Tangible Equity (annualized)	10.45%	12.91%	10.06%	12.00%	11.47%

Net Interest Margin Tax Equivalent Adjustment
Net interest income	$26,361	$26,581	$26,492	$79,255	$77,764
Plus tax equivalent adjustment:(1)
Loans	270	258	446	769	1,251
Securities	365	401	820	1,167	2,491
Tax equivalent net interest income (1)	$26,996	$27,240	$27,758	$81,191	$81,506
Average interest earning assets	$3,004,892	$2,995,517	$2,858,715	$2,988,193	$2,831,864
Net Interest Margin	3.56%	3.65%	3.85%	3.64%	3.85%
(1) Computed on a tax-equivalent basis, assuming a federal income tax rate of 21% for 2018, and 35% for 2017.

	For the Three Months Ended			For the Nine Months Ended
(dollars in thousands)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating Expense
Total noninterest expense	$22,811	$20,531	$19,744	$63,700	$60,043
Less: Amortization of intangibles	(547)	(589)	(759)	(1,793)	(2,412)
Operating expense	$22,264	$19,942	$18,985	$61,907	$57,631
Operating Revenue
Tax equivalent net interest income (1)	$26,996	$27,240	$27,758	$81,191	$81,506
Plus: Noninterest income	5,984	5,487	5,916	17,143	16,836
Less: (Gain) loss on sale or call of debt securities	(192)	4	(176)	(197)	(239)
Other (gain) loss	(326)	89	(10)	(338)	(66)
Operating revenue	$32,462	$32,820	$33,488	$97,799	$98,037
Efficiency Ratio	68.58%	60.76%	56.69%	63.30%	58.78%
(1) Computed on a tax-equivalent basis, assuming a federal income tax rate of 21% for 2018, and 35% for 2017.

Contact:
Charles N. Funk	Barry S. Ray	Steven Carr
President & CEO	Sr. VP & CFO	Dresner Corporate Services
319.356.5800	319.356.5800	312.726.3600